                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                          KEMET CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               KEMET CORPORATION

                                   NOTICE OF
                              2001 ANNUAL MEETING
                                OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                                  MEETING DATE
                                 JULY 25, 2001

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT.
         PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY
                      RETURN IT IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                               KEMET CORPORATION
                                 P.O. BOX 5928
                        GREENVILLE, SOUTH CAROLINA 29606

                                                                   June 25, 2001

Dear Stockholder:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders which will be held on Wednesday, July 25, 2001, at 1:00 p.m., local time, at the Embassy Suites, 670 Verdae Boulevard, Greenville, South Carolina.

      The notice of meeting, proxy statement and proxy are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

      It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                          [SIGNATURE]

                                          David E. Maguire
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               KEMET CORPORATION
                                 P.O. BOX 5928
                        GREENVILLE, SOUTH CAROLINA 29606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The 2001 annual meeting of stockholders (the "Annual Meeting") of KEMET Corporation (the "Corporation") will be held on Wednesday, July 25, 2001, at 1:00 p.m., local time, at the Embassy Suites, 670 Verdae Boulevard, Greenville, South Carolina, to consider and take action with respect to the following matters:

(1) The election of two directors for three-year terms or until their successors are duly elected and qualified.

(2) The ratification of the appointment of KPMG LLP as independent public accountants for the fiscal year ending March 31, 2002.

(3) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      Holders of record of the Corporation's Common Stock at the close of business on June 15, 2001, are entitled to receive notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.

                                          By order of the Board of Directors

                                          [SIGNATURE]

                                          Michael W. Boone
                                          SECRETARY

June 25, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IN ADDITION, YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION OR BY DELIVERY OF A LATER-DATED PROXY.

                               KEMET CORPORATION
                                 P.O. BOX 5928
                        GREENVILLE, SOUTH CAROLINA 29606

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 25, 2001

                             ---------------------

      This proxy statement is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of KEMET Corporation (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board of Directors" or "Board") for the 2001 annual meeting of stockholders (the "Annual Meeting") to be held on July 25, 2001, at the Embassy Suites, 670 Verdae Boulevard, Greenville, South Carolina, and at any adjournments or postponements thereof.

      This proxy statement, the enclosed proxy and the Corporation's 2001 annual report to stockholders ("Annual Report") are being mailed on or about June 25, 2001 to holders of record of Common Stock at the close of business on June 15, 2001.

      When you sign and return the enclosed proxy, the individuals identified as proxies thereon will vote the shares represented by the proxy in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote the shares represented thereby FOR the election of the directors described herein, FOR the ratification of the appointment of KPMG LLP as independent public accountants for the fiscal year ending March 31, 2002, and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the recommendation of the Corporation's management.

      Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy.

      Each outstanding share of Common Stock entitles the holder thereof to one vote. On June 15, 2001, the record date, there were 85,727,867 shares of Common Stock outstanding. The presence in person or by proxy of a majority of such shares of Common Stock shall constitute a quorum. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Under Delaware law, broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                        PROPOSAL TO ELECT TWO DIRECTORS

      The Corporation's Restated Certificate of Incorporation provides that the Board of Directors will consist of not more than nine nor fewer than three directors with the number of directors to be established by the Board of Directors by resolution. The Corporation currently has six directors:
Messrs. David E. Maguire, Charles M. Culbertson II, Stewart A. Kohl, Charles E. Volpe, E. Erwin Maddrey, II and Paul C. Schorr IV.

      The Board of Directors is currently comprised of six directors divided into three classes. The term of each class expires in different years. The nominees for election to the Board of Directors this year are David E. Maguire and Stewart A. Kohl, who are currently directors of the Corporation and who have been nominated to serve for three-year terms or until their successors are duly elected and qualified. The Board of Directors expects the nominees named above to be available for election. In case the nominees are not available, the proxy holders may vote for substitutes, unless the Board of Directors reduces the number of directors.

      The directors will be elected at the Annual Meeting by a majority of the votes cast at the meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.

      The following sets forth information as to each continuing director and the nominees for director, including age, as of May 1, 2001, principal occupation and employment during the past five years, directorships in other publicly held companies and period of service as a director of the Corporation.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF
MESSRS. MAGUIRE AND KOHL TO THE BOARD OF DIRECTORS TO SERVE FOR THREE-YEAR TERMS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

NOMINEES FOR BOARD OF DIRECTORS

      DAVID E. MAGUIRE, 66, Chairman, Chief Executive Officer and Director, has served as Chairman since August 1992. Mr. Maguire served as Chief Executive Officer, President and Director from November 1997 until June 1999, and from December 1990 until October 1996. Mr. Maguire also served as Chairman, President and Chief Executive Officer of KEMET Electronics Corporation since April 1987. From January 1959 until April 1987, Mr. Maguire served in a number of capacities with the KEMET capacitor business of Union Carbide Corporation, most recently as Vice President from June 1978 until April 1987.

      STEWART A. KOHL, 45, Director, was named such in May 1992. Mr. Kohl has been a Managing General Partner in The Riverside Company, an investment company, since October 1993. Mr. Kohl was previously a Vice President of Citicorp North America, Inc., and had been employed by various subsidiaries of Citicorp North America, Inc., since 1988. Mr. Kohl also serves on the board of directors of Agri-Max, Inc., Hammerblow Corporation, Hudson Sharp Machine Company, Porcelain Products Company and Shorebanc Holding Company.

CONTINUING DIRECTORS

      CHARLES M. CULBERTSON II, 52, President, Chief Operating Officer and Director, has served as President and Chief Operating Officer since June 1999. Mr. Culbertson was elected as a Director in July 2000. Mr. Culbertson served as Senior Vice President and General Manager, Tantalum, from November 1997 to
June 1999 and served as Vice President and General Manager of Tantalum Surface-Mount Capacitors from January 1996 to November 1997. Since June 1980,
Mr. Culbertson has served in a number of engineering and management positions in the Company.

      CHARLES E. VOLPE, 63, Director, was named such in December 1990.
Mr. Volpe also served as Executive Vice President and Chief Operating Officer, and most recently served as President and Chief Operating Officer from October 1995 until his retirement on March 31, 1996. Mr. Volpe served as a Vice President from March 1996 until July 1997. Mr. Volpe had also served as Executive Vice President and Director of KEMET Electronics Corporation, a wholly-owned subsidiary of the Corporation, since April 1987. From August 1966 until April 1987, Mr. Volpe served in a number of capacities with the KEMET capacitor business of Union Carbide Corporation, most recently as General Manager. Mr. Volpe is also a director of Encad, Inc.

      PAUL C. SCHORR IV, 34, Director, was named such in April 1998. Mr. Schorr has served as a Managing Director of Citicorp Venture Capital, Ltd. ("CVC"), a private equity firm, since January 2000 and had held various positions of increasing responsibility with CVC since 1996. Mr. Schorr was previously an Engagement Manager for McKinsey & Company, Inc., a management consulting company, from 1993 to June 1996. Mr. Schorr also serves on the boards of ChipPAC, Inc. and Fairchild Semiconductor Corporation.

      E. ERWIN MADDREY, II, 60, Director, was named such in May 1992.
Mr. Maddrey is President and Chief Executive Officer of Maddrey and Associates. Mr. Maddrey was the President and Chief Executive Officer of Delta Woodside Industries, Inc., a textile manufacturer, and its predecessors from 1984 through June 2000. Prior thereto, Mr. Maddrey served as President and Chief Operating Officer and director of Riegel Textile Corporation. Mr. Maddrey also serves on the board of directors of Blue Cross of South Carolina, Delta Woodside Industries, Inc., Delta Apparel Company, Duckhead Apparel Company and Renfro Corp.

      There are no family relationships among the foregoing persons.

BOARD AND COMMITTEE MEETINGS

      The Board of Directors held four meetings (exclusive of committee meetings) during the preceding fiscal year. Each current director attended at least 75% of the number of meetings held during the preceding fiscal year of the Board of Directors and all committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

      EXECUTIVE COMMITTEE. The Executive Committee of the Board of Directors consists of Messrs. Maguire, Volpe and Kohl. The Executive Committee exercises the powers of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee met three times during the preceding fiscal year.

      COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors consists of Messrs. Schorr, Kohl and Maddrey. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. The Compensation Committee met two times during the preceding fiscal year.

      AUDIT COMMITTEE. The Audit Committee of the Board of Directors consists of Messrs. Schorr, Kohl and Maddrey. The Audit Committee, among other duties, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met four times during the preceding fiscal year.

      The Corporation does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

      Each director (other than any director that is employed by the Corporation or CVC and its affiliates) is paid an annual director's fee of $20,000. Each director that is employed by CVC or its affiliates is paid an annual director's fee of $8,000, and no director that is employed by the Corporation is paid an annual director's fee. All directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers, directors and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that during the period from April 1, 2000 through March 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                         PROPOSAL TO RATIFY APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon recommendation by the Audit Committee, has appointed KPMG LLP as independent public accountants to examine the financial statements of the Corporation for the fiscal year ending March 31, 2002 and to perform other appropriate accounting services.

      A proposal will be presented at the Annual Meeting to ratify the appointment of KPMG LLP as the Corporation's independent public accountants. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation by the Audit Committee.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

                                 OTHER BUSINESS

      At the date of this proxy statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in accordance with the recommendation of the Corporation's management.

                               SECURITY OWNERSHIP

      As of June 15, 2001, the Corporation's issued and outstanding common stock consisted of 85,727,867 shares of Common Stock. The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, the five executive officers (including the Chief Executive Officer), the directors and executive officers as a group, and all beneficial owners of more than 5% of the Common Stock known to the Corporation is furnished as of May 15, 2001. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name.

                                                              NUMBER OF   PERCENT
     DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS         SHARES     OF CLASS
     -------------------------------------------------        ---------   --------
Citicorp Venture Capital, Ltd. (1)..........................  6,427,820     7.5%

David E. Maguire (2)(3).....................................    101,152       *

Charles M. Culbertson II (2)................................          0       *

Glenn H. Spears (2).........................................     42,446       *

Harris L. Crowley, Jr. (2)(4)...............................     40,000       *

D. Ray Cash (2).............................................    622,884       *

Stewart A. Kohl (5).........................................     20,000       *

Charles E. Volpe (2)........................................    410,532       *

E. Erwin Maddrey, II (2)....................................      4,000       *

Paul C. Schorr IV (6).......................................          0       *

Barclays Global Investors, N.A. (7).........................  5,684,040     6.6

EQSF Advisers, Inc. (8).....................................  5,024,400     5.9

All Directors and Executive Officers as a group (9
  persons)..................................................  1,241,014     1.4

------------------------

*     Less than one percent.

(1) The amount shown includes 6,427,820 shares of Common Stock beneficially owned by CVC, as to which CVC has sole power to vote and sole power to dispose. Based solely on an Amendment No. 3 to Schedule 13D filed by CVC, Citibank, N.A. ("Citibank"), Citicorp, Citigroup Holdings Company ("Holdings") and Citigroup, Inc. ("Citigroup") dated March 31, 2001,
      (i) each of Citibank, Citicorp and Holdings, exclusively through their holding company structure, also beneficially own the same 6,427,820 shares held by CVC, as to which each of Citibank, Citicorp and Holdings has shared power to vote and shared power to dispose and (ii) Citigroup, through its direct and indirect subsidiaries, beneficially owns the same 6,427,820 shares held by CVC, as to which Citigroup has shared power to vote and shared power to dispose. In addition, Citigroup reported in the Amendment No. 3 to Schedule 13D that it shares voting and dispositive power over an additional 170,562 shares. The address of each of CVC, Citibank, Citigroup and Citicorp, as so reported, was 399 Park Avenue, 14th Floor, New York, New York 10043. The address of Holdings, as so reported, was One Rodney Square, Wilmington, Delaware 19899.

(2) The address of these individuals is c/o KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.

(3) The amount shown includes 96,000 shares subject to currently exercisable options.

(4) The amount shown includes 40,000 shares subject to currently exercisable options.

(5) The address of this individual is c/o The Riverside Company, The Terminal Tower, 50 Public Square, Suite 4000, Cleveland, Ohio 44113.

(6) The address of this individual is c/o Citicorp Venture Capital, Ltd., 399 Park Avenue, 14th Floor, New York, New York 10043.

(7) Barclays Global Investors, N.A. ("Barclays") reported sole voting power over 5,355,440 shares and sole dispositive power over 5,684,040 shares. The information set forth herein is based solely on a Schedule 13G filed by Barclays for the year ended December 31, 2000. The address of Barclays, as so reported, was 45 Fremont Street, 17th Floor, San Francisco, California 94105.

(8) EQSF Advisers, Inc. ("EQSF") reported sole voting and dispositive power over 5,024,400 shares. The information set forth herein is based solely on a Schedule 13G filed by EQSF for the year ended December 31, 2000. The address of EQSF, as so reported, was 767 Third Avenue, New York, New York 10017-2023.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following summary compensation table specifies the components of the compensation packages for the Corporation's five executive officers (including the Chief Executive Officer) (the "named executives") for the fiscal years ended March 31, 2001, 2000 and 1999.

                                                                                          SECURITIES
                                                               ANNUAL COMPENSATION        UNDERLYING      ALL OTHER
                                                            --------------------------      OPTION      COMPENSATION
        NAME AND PRINCIPAL POSITION           FISCAL YEAR   SALARY($)(1)   BONUS($)(2)   AWARDS(#)(3)      ($)(4)
        ---------------------------           -----------   ------------   -----------   ------------   -------------
David E. Maguire ...........................     2001         $518,833     $1,116,000      152,000         $89,652
  Chairman and Chief Executive Officer           2000          480,000      1,037,000      200,000          76,180
                                                 1999          456,000              0       96,000          48,197

Charles M. Culbertson II ...................     2001         $309,833     $  509,000       60,000         $39,313
  President and Chief Operating Officer          2000          278,000        478,000      120,000          32,881
                                                 1999          230,000              0       48,000          25,660

Glenn H. Spears(5) .........................     2001         $268,333     $  339,000       44,000         $33,696
  Former Executive Vice President and            2000          240,500        319,000       80,000          36,378
  Secretary                                      1999          220,000              0       48,000          29,601

Harris L. Crowley, Jr ......................     2001         $268,333     $  339,000       44,000         $40,324
  Senior Vice President, Technology, New         2000          248,750        319,000       80,000          33,648
  Products and Engineering                       1999          230,000              0       48,000          25,650

D. Ray Cash ................................     2001         $236,667     $  309,000       40,000         $41,178
  Senior Vice President, Chief Financial         2000          205,000        269,000       60,000          30,490
  Officer and Assistant Secretary                1999          175,000              0       48,000          22,388

------------------------

(1)   Includes $122,612, $61,412, $20,126, $44,450 and $40,926 in fiscal year
      2001 deferred by Messrs. Maguire, Culbertson, Spears, Crowley and Cash, respectively, $113,775, $56,700, $41,963, $42,581 and $35,550 in fiscal year 2000 and $34,200, $16,813, $16,500, $16,813 and $13,125 in fiscal year 1999 pursuant to a 401(k) account and personal investment account.

(2) Pursuant to Corporation policy, bonuses for a fiscal year are paid in May of the following fiscal year. The amounts recorded above relate to the fiscal year for which the bonuses were earned.

(3) All stock option grants were made pursuant to the Corporation's 1995 Executive Stock Option Plan.

(4) Represents payments made by the Corporation for the named executives pursuant to a 401(k) account and personal investment account, imputed income from Corporation-funded group term life insurance policies, imputed income for personal use of company car/car allowance and financial services.

(5)   Mr. Spears retired from the Corporation effective April 1, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information with respect to stock options granted during the fiscal year ended March 31, 2001 to the named executives.

                                                     INDIVIDUAL GRANTS
                                  --------------------------------------------------------      POTENTIAL REALIZABLE VALUE
                                  NUMBER OF       % OF TOTAL                                     AT ASSUMED ANNUAL RATES
                                  SECURITIES       OPTIONS                                            OF STOCK PRICE
                                  UNDERLYING      GRANTED TO                                     APPRECIATION FOR OPTION
                                   OPTIONS        EMPLOYEES       EXERCISE                                 TERM
                                   GRANTED        IN FISCAL        PRICE        EXPIRATION      --------------------------
              NAME                (#)(1)(2)          YEAR          ($/SH)          DATE          5%($)(3)       10%($)(3)
              ----                ----------      ----------      --------      ----------      ----------      ----------
David E. Maguire................   152,000           19.0%         $17.50        11/30/10       $1,466,800      $3,611,520

Charles M. Culbertson II........    60,000            7.5           17.50        11/30/10          579,000       1,425,600

Glenn H. Spears.................    44,000            5.5           17.50        11/30/10          424,600       1,045,440

Harris L. Crowley, Jr...........    44,000            5.5           17.50        11/30/10          424,600       1,045,440

D. Ray Cash.....................    40,000            5.0           17.50        11/30/10          386,000         950,400

------------------------

(1) These options were granted under the 1995 Executive Stock Option Plan to acquire shares of Common Stock.

(2) These options were granted at fair market value at the time of the grant and are generally not exercisable until two years after grant.

(3) The potential realizable value of the options, if any, granted in fiscal year 2001 to each of these officers was calculated by multiplying those options by the excess of (a) the assumed market value, as of November 30, 2010, of Common Stock if the market value of Common Stock were to increase 5% or 10% in each year of the option's 10-year term, over (b) the base price shown. This calculation does not take into account any taxes or other expenses which might be owed. The assumed market value at a 5% assumed annual appreciation rate over the 10-year term is $27.15 and such value at a 10% assumed annual appreciation rate over that term is $41.26. The 5% and 10% assumed appreciation rates are set forth in the Securities and Exchange Commission rules and no representation is made that the Common Stock will appreciate at these rates or at all.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

      The following table sets forth certain information concerning the value of unexercised stock options held by the named executives as of March 31, 2001.

                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                     SHARES                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                    ACQUIRED        VALUE        OPTIONS AT FY-END(#)            AT FY-END($)
              NAME                 ON EXERCISE   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
              ----                 -----------   -----------   -------------------------   -------------------------
David E. Maguire.................          0              0        96,000/352,000             $1,050,240/488,000
Charles M. Culbertson II.........     40,000     $1,397,940           0/180,000                   0/292,800
Glenn H. Spears..................     30,000      1,071,007           0/124,000                   0/195,200
Harris L. Crowley, Jr............          0              0        40,000/124,000              437,600/195,200
D. Ray Cash......................    104,000      2,556,140           0/100,000                   0/146,400

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Corporation's Compensation Committee are Messrs. Schorr, Kohl and Maddrey. No officers of the Corporation serve on the Compensation Committee.

DEFINED BENEFIT PLAN

      The Corporation maintains a noncontributory defined benefit plan (the "Defined Benefit Plan" or the "Plan") for all U.S. employees in active employment with the Corporation on or after April 27, 1987, who have met certain minimum service requirements. The Defined Benefit Plan provides a full retirement pension with an unreduced benefit to the following participants: participants who have reached age 62 if they have at least ten years of service with the Corporation; participants who have reached age 65 or older if they have at least five years of service with the Corporation; and participants who have a combined age and years of service with the Corporation equal to at least 85, as long as such participants had a combined age and years of service with the Corporation equal to at least 75 on April 26, 1988.

      The Company also maintains a supplementary retirement plan in which key managers, including the named executive officers, participate. Under the terms of the Deferred Compensation Plan for key managers ("DCKM Plan") additions to a participant's account are made to offset contributions to which each was entitled under the Company's noncontributory defined benefit plan which was limited by the Employee Retirement Security Act of 1974 and the Internal Revenue Code.

      The benefit provided under the Defined Benefit and the DCKM Plan is the equivalent of a single life annuity for a participant's life commencing the month following the participant's last day of employment with the Corporation in a monthly amount equal to the sum of: (A) the greater of (1) 1.2% of the participant's average monthly compensation (based on a participant's five highest calendar year earnings (including certain bonuses) with the Corporation over the last ten years worked or, if greater, the final 60 months prior to a participant's retirement) multiplied by the participant's years of credited service prior to April 27, 1988, plus $12.00 per month; or (2) 1.5% of a participant's average monthly compensation multiplied by the participant's years of credited service prior to April 27, 1988, less the product of (x) the participant's estimated Social Security benefit based on the law in effect at actual retirement assumed to commence at the later of retirement or age 62, and
(y) a factor determined to be the least of: 1.5% multiplied by the participant's years of credited service prior to April 27, 1988 (up to a maximum of 33 1/2 years), 50%, or the maximum offset based on Internal Revenue Service integration rules in effect at actual retirement; or (3) $5.00 per month for each year of credited service prior to April 27, 1988, for the first ten years, $7.00 per month for each year of credited service prior to April 27, 1988, for the next ten years, and $9.00 per month for each year of credited service prior to April 27, 1988, in excess of 20 years, plus 10% of a participant's average monthly compensation reduced by 1% for each year by which credited service is less than eight years, plus $12.00 per month; plus (B) 0.8% of a participant's average monthly compensation multiplied by the participant's years of credited service after April 26, 1988; plus (C) 0.6% of the excess of a participant's average monthly compensation over a participant's covered compensation (defined as the average of the Social Security Taxable Wage Base for the same period over which the pay is averaged in calculating Social Security benefits under the Federal Social Security Act in effect at the time of a participant's termination) multiplied by the participant's years of credited service after April 26, 1988. Notwithstanding the foregoing, the amount of a participant's monthly benefits under the Defined Benefit Plan shall be offset and reduced by the amount of any benefits payable to such participant or former participant under the Union Carbide Retirement Program in effect on April 27, 1987, or under certain other plans. Reduced benefits are payable in the case of early retirement and to participants who terminate employment prior to retirement, provided they have completed at least five years of credited service.

      The following table shows the total estimated annual benefits payable under the Defined Benefit Plan's Trust Fund and the DCKM Plan on a single-life annuity basis upon normal retirement to participants in specified years of Corporation service and average annual compensation. Annual benefits payable to the Corporation's employees from Union Carbide's Retirement Program in effect on April 27, 1987 will offset and reduce the annual benefit listed below.

                         ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED (1)
                       ------------------------------------------------------
    REMUNERATION (2)   10 YEARS       20 YEARS       30 YEARS       35 YEARS
    ----------------   --------       --------       --------       ---------
       $   25,000      $ 2,000        $ 5,380        $ 7,811        $   9,311
           50,000        4,300         10,598         15,872           18,872
           75,000        7,800         17,386         25,502           30,002
          100,000       11,300         24,175         36,056           42,374
          125,000       14,800         30,963         46,949           55,141
          150,000       18,300         37,752         57,841           67,909
          175,000       21,800         44,849         68,734           80,676
          200,000       25,300         51,991         79,626           93,444
          500,000       67,300        137,701        210,336          246,654
          750,000      102,300        209,126        319,261          374,329
        1,250,000      172,300        352,976        537,111          629,679
        1,500,000      207,300        423,401        646,036          757,354
        1,750,000      242,300        494,826        754,961          885,029
        2,000,000      277,300        566,251        863,886        1,012,704

------------------------

(1) The compensation used to determine benefits under the Defined Benefit Plan and the DCKM Plan for Messrs. Maguire, Culbertson, Spears, Crowley and Cash was $1,064,767, $468,733, $409,167, $385,383 and $330,933,
      respectively. Included in the total estimated annual benefit is a payment from Union Carbide's Defined Benefit Plan in the form of annuity contracts on a single-life annuity basis. This benefit under that Plan is based on service up to April 27, 1987, and the highest three years of the preceding ten years of compensation prior to March 31, 1987. The offset payment from Union Carbide's retirement program could be as high as 64% of the annual benefit listed above. As of March 31, 2001, credited years of service under that Plan for Messrs. Maguire, Culbertson, Spears, Crowley and Cash were 42, 21, 24, 26 and 31, respectively.

(2) Average annual compensation of highest five years covered remuneration for pension purposes in ten years preceding normal retirement age.

TERMINATION BENEFITS

      In May 1999, the Corporation entered into Change in Control Severance Compensation Agreements (the "Agreements") with Messrs. Maguire, Culbertson, Spears, Crowley and Cash and certain other officers. The Agreements were a result of a determination by the Board of Directors that it was important and in the best interests of the Corporation and its shareholders to ensure that, in the event of a possible change in control of the Corporation, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control. These agreements expire in May 2002.

      For purposes of the Agreements, a "change in control" includes (i) the acquisition by any person of 15% or more of the Corporation's voting securities,
(ii) persons who were directors of the Corporation on the date of the Agreements ceasing to constitute a majority of the Board, unless the new directors were approved by a majority vote of the continuing directors, (iii) a consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a transaction in which at least 50% of the shares of the surviving corporation are held by the Corporation's stockholders and the proportionate ownership of the common stock of the surviving corporation remains substantially unchanged, or
(iv) a shareholder-approved plan or proposal for the complete liquidation or dissolution of the Corporation.

      Benefits are payable under the Agreements only if a change in control has occurred and thereafter the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefits to be provided to officers under the Agreements are (i) a lump sum payment equal to up to one and one-half years' compensation (base salary), and (ii) continued participation in the Corporation's employee benefit programs or equivalent for up to one and one-half years following termination.

      The Agreements are not employment agreements, and do not impair the right of the Corporation to terminate the employment of the officer with or without cause prior to a change in control or absent a potential or pending change in control, or the right of the officer to voluntarily terminate his employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Compensation Committee") is pleased to present its report on executive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. This Compensation Committee report documents the components of the Corporation's executive officer compensation programs and describes the bases upon which compensation will be determined by the Compensation Committee with respect to the executive officers of the Corporation, including the named executives. This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      COMPENSATION PHILOSOPHY. The compensation philosophy of the Corporation is to endeavor to directly link executive compensation to individual and team contributions, continuous improvements in corporate performance, and increases in stockholder value. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

     - Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

     - Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities, or new positions within the Corporation.

     - Take into account historical levels of executive compensation and the overall competitiveness of the market for high-quality executive talent.

     - Implement a balance between short-term and long-term compensation to complement the Corporation's annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

     - Provide variable compensation opportunities based on the performance of the Corporation, encourage stock ownership by executives, and align executive remuneration with the interests of stockholders.

      COMPENSATION PROGRAM COMPONENTS. The Compensation Committee regularly reviews the Corporation's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Corporation. The particular elements of the compensation program for executive officers are further explained below.

      BASE SALARY. The Corporation's base pay levels are determined by responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and targeted at the 50th percentile or median for jobs of equal description and scope as determined by the Hay Management Consultants' National Industrial Job Database which is updated each year by the Hay Annual Salary Survey of Industrial Jobs ("Hay Survey").

      ANNUAL BONUS. The Executive Bonus Plan provides cash bonuses to the Corporation's top officers, including the named executives, if certain targets are met. The objective of the bonus is to enhance management's contribution to stockholder value by providing competitive levels of compensation for the attainment of financial objectives. In particular, the Executive Bonus Plan focuses corporate behavior on consistent and steady earnings growth by basing performance on a comparison of actual results to the Corporation's Annual Business Budget ("ABB"). Prior to the ninetieth day of each fiscal year, the Board will approve the ABB for the Corporation for such year. The Compensation Committee or such other committee as is designated by the Board (the "Committee") will then establish the base salary, the annual incentive base percent and the annual incentive base value for each participant in the Executive Bonus Plan. For fiscal year 2001, the annual incentive base percent was set between 40% and 85%, and was applied to the participant's base salary to determine the annual incentive base value for each participant. The annual incentive base percent increases with the level of responsibility of an officer, with the Chief Executive Officer ("CEO") at the highest level. The Committee will then set earnings before depreciation, amortization, interest and taxes ("EBDAIT") goals at several levels, including the base, target and maximum performance levels for the Corporation and will also set the Corporation performance multiplier (the "Multiplier") that corresponds to the applicable level of EBDAIT. For fiscal year 2001, the Multiplier ranged from 0 at 72.5% of the target EBDAIT (base performance) to 2.5 at 132.5% of the target EBDAIT (maximum performance). In the event that the achieved EBDAIT is below the base level for such year, the Multiplier will be 0 and no incentive bonus will be payable. The Multiplier will be applied to the annual incentive base value to determine the bonus award for such year. Each participant, including the CEO, will separately receive a guaranteed bonus payment which will initially be equal to 0.5 times the annual incentive base value. For example, using the annual incentive base percent and maximum Multiplier for fiscal year 2001, since the Corporation achieved the maximum performance level, the Corporation's CEO was entitled to an incentive bonus equal to 2.5 times 85% of his base salary. Within 90 days of the end of each fiscal year, the Committee will determine and approve the EBDAIT level achieved for such fiscal year and will approve the grant and payment of the bonus awards in the aggregate to all participants and to each of the executive officers, including the CEO. Except in the case of death or total disability, a participant must be employed by the Corporation on the date the Committee approves the awards in order to receive an award under the Executive Bonus Plan.

      The amounts that any participant in the Executive Bonus Plan, including the Corporation's CEO, will receive is not determinable in advance prior to the completion of the Corporation's fiscal year and the determination by the Committee (as described above) of the actual performance level achieved by the Corporation for such year. For information regarding amounts received with respect to fiscal year 2001 by the Corporation's CEO and the other named executives, see the Bonus column of the Summary Compensation Table.

      STOCK OPTION PROGRAM. The Compensation Committee strongly believes that, by providing those persons who have substantial responsibility over the management and growth of the Corporation with an opportunity to increase their ownership of the Corporation's stock, the interests of stockholders and executives will be closely aligned. To that end, the Corporation adopted the 1995 Executive Stock Option Plan, pursuant to which certain officers of the Corporation, including the named executives, received options during fiscal year 2001 to purchase an aggregate of 427,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of such Common Stock on the date of grant.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER. The 2001 fiscal year compensation for Mr. Maguire, the Corporation's Chairman and Chief Executive Officer, was set by the Board of Directors at $518,833 based on, among other factors, the results of the Hay Survey. Because of the level of performance of the Corporation in comparison to the ABB, Mr. Maguire was entitled to a bonus of $1,116,000 for fiscal year 2001, which was paid in May 2001 pursuant to the Executive Bonus Plan. The Compensation Committee set Mr. Maguire's base salary at $600,000 for fiscal year 2002.

      The Omnibus Budget Reconciliation Act of 1994, signed by President Clinton on April 10, 1993, added Section 162(m) to the Internal Revenue Code of 1986, as amended. That Section limits the deductibility of compensation paid or accrued by the Corporation to the five most highly compensated employees in excess of $1,000,000, unless certain forms of compensation meet certain performance or other criteria mandated by law. The Compensation Committee structured the Executive Bonus Plan, approved by the Corporation's stockholders at the 1996 Annual Meeting, to comply with these tax law requirements, and believes that compensation under the Executive Bonus Plan will be deductible for federal income tax purposes.

      SUMMARY. After its review of all existing programs, the Compensation Committee continues to believe that the total compensation program for executives of the Corporation is focused on increasing values for stockholders and enhancing corporate performance. In particular, the Compensation Committee feels that providing a high proportion of compensation in the form of an annual bonus based on achieving certain targets based on the ABB will enhance corporate performance. The Compensation Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through the 1995 Executive Stock Option Plan and through direct stock ownership. The Compensation Committee believes that executive compensation levels of the Corporation are competitive with the compensation programs provided by other Corporations with which the Corporation competes. The foregoing report has been approved by all members of the Compensation Committee.

                                          COMPENSATION COMMITTEE
                                          Stewart A. Kohl
                                          E. Erwin Maddrey, II
                                          Paul C. Schorr IV

                           REPORT OF AUDIT COMMITTEE

      The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Corporation including the matters in written disclosures required by the Independence Standards Board Number 1 and considers the compatibility of non-audit service with the auditors' independence.

      For the fiscal 2001 audit, the Audit Committee discussed with the Corporation's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for fiscal 2001 be included in the Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the SEC.

                                          AUDIT COMMITTEE
                                          Stewart A. Kohl, Chairman
                                          E. Erwin Maddrey, II
                                          Paul C. Schorr IV

AUDIT, FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION AND OTHER FEES

      For the fiscal year ended March 31, 2001 the Corporation incurred fees from KPMG LLP of approximately $208,000 for professional services rendered in connection with the annual audit and all other fees of $630,000. Other fees generally include fees for pension and statutory audits, tax advisory and accounting consultation. For the fiscal year ended March 31, 2001, KPMG LLP did not provide the Corporation with any professional services in connection with financial information systems design and implementation.

                               PERFORMANCE GRAPH

      The following graph compares the Corporation's cumulative total stockholder return for the past five fiscal years, beginning on March 29, 1996, with The Nasdaq Stock Market (National Market) Index and a peer group (the "Peer Group") comprised of certain companies which manufacture capacitors and with which the Corporation generally competes. The Peer Group is comprised of AVX Corporation, Thomas & Betts Corp. and Vishay Intertechnology, Inc.

                          COMPARISON OF TOTAL RETURN*
             KEMET CORPORATION, NASDAQ MARKET INDEX AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          KEMET CORPORATION  PEER GROUP  NASDAQ MARKET INDEX
03/29/96                100         100                  100
03/31/97              82.87      100.09               111.87
03/31/98              82.04      121.22               169.07
03/31/99              50.83       82.02               220.94
03/31/00             279.56       256.8               406.86
03/30/01             149.75      129.33               167.46

*     Total Return assumes reinvestment of dividends.

                       CERTAIN INTERESTS AND TRANSACTIONS

      Pursuant to the terms of a Registration Agreement, dated as of December 21, 1990, as amended (the "Registration Agreement"), among the Corporation and certain stockholders of the Corporation, CVC, Messrs. Maguire, Spears, Crowley and Cash and certain other investors have the right, under certain circumstances and under certain conditions, to require the Corporation to register shares of the Corporation's Common Stock held by them under the Securities Act of 1933. Under the Registration Agreement, the Corporation is required to pay certain expenses and provide certain indemnifications in connection with any such registration. The Corporation also agreed to reimburse certain of its existing stockholders for certain expenses associated with the ownership of Common Stock.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      From time to time, stockholders present proposals which may be proper subjects for consideration at the Annual Meeting. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis. Proposals for the 2002 Annual Meeting, which is expected to be held on July 24, 2002, must be received by the Corporation no later than February 25, 2002. In addition, the Corporation's By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of stockholders other than by or at the direction of the Board of Directors and (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Any stockholder who wishes to submit a proposal to be acted upon at next year's annual meeting or who proposes to nominate a candidate for election as a director must comply with such procedures. Any such proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Corporation at the address below.

                             ADDITIONAL INFORMATION

      This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, in person or otherwise, without additional compensation. The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

      The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Secretary of the Corporation at the address below. Please complete the enclosed proxy and mail it in the enclosed postage-paid envelope as soon as possible.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          [SIGNATURE]

                                          Michael W. Boone
                                          SECRETARY

KEMET CORPORATION
P.O. Box 5928
Greenville, South Carolina 29606
June 25, 2001

                                                                         ANNEX A

                               KEMET CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are:

     1. Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation;

     2. Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

     3. Providing an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.   AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     1.    Review and reassess the adequacy of this Charter at least annually.

     2. Review with management and the Independent Auditors, the Corporation's annual audited financial statements prior to filing or distribution.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider and review the integrity of the Corporation's financial reporting processes, controls and significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. On a quarterly basis, review with management and the independent auditors the Corporation's quarterly financial results.

     5. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors and recommend any discharge of auditors when circumstances warrant.

     6. Review and approve requests for management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     7. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Corporation that could impair the auditors' independence.

     8. Review the auditing of the Corporation's financial statements with the independent auditors, including the plan, fees and the results of their auditing engagement.

     9. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     10. Review the appointment, performance, and replacement of the senior internal audit executive.

     11. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     12. On at least an annual basis, review with the Corporation's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Corporation's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     14. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

     15. Perform any other activities consistent with this Charter, the Corporation's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                       SOLICITED BY THE BOARD OF DIRECTORS

                                KEMET CORPORATION
                                  P.O. BOX 5928
                        GREENVILLE, SOUTH CAROLINA 29606


                       2001 ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints DAVID E. MAGUIRE and CHARLES M. CULBERTSON II, and each of them, proxies, with full power of substitution and revocation, acting by a majority of those present and voting or, if only one is present and voting then that one, to vote the stock of KEMET Corporation which the undersigned is entitled to vote, at the 2001 Annual Meeting of Stockholders scheduled to be held July 25, 2001, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if present, with respect to the matters on the reverse side.

Your shares will be voted as directed herein. If the proxy is signed and no direction is given for any item, it will be voted FOR the nominees listed and FOR Item 2.

--------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as name(s) appear(s) hereon. If the securities are jointly owned, both owners should sign. Full title of one signing in representative capacity should be clearly designated after signature.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


               KEMET CORPORATION

CONTROL NUMBER:
RECORD DATE SHARES:
                                   FOR ALL                      FOR ALL
                                   NOMINEES       WITHHOLD      EXCEPT
1.   Election of two Directors.    / /            / /           / /
     (01) David E. Maguire
     (02) Stewart A. Kohl
     NOTE: If you do not wish
     your shares voted "For" a
     particular nominee, mark
     the "For All Except" box
     and strike a line through
     the name(s) of the nominee(s).
     Your shares will be voted
     for the remaining nominee(s).


                                   FOR            AGAINST        ABSTAIN
2.   The ratification of the       / /            / /            / /
     appointment of KPMG LLP
     as independent public
     accountants for the year
     ending March 31, 2002.


                                        Mark box at right if an            / /
                                        address change or comment has
                                        been noted on the reverse side
                                        of this card.

                                                  ------------------------------
Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


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